PRELIMINARY - SUBJECT TO COMPLETION

THE PECK COMPANY HOLDINGS, INC.
4050 WILLISTON ROAD, SUITE 511
SOUTH BURLINGTON, VT 05403

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [TBD]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PECK2020SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [TBD]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D25062-[TBD]

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE PECK COMPANY HOLDINGS, INC.

PRELIMINARY - SUBJECT TO COMPLETION

The Board of Directors recommends you vote FOR proposals 1 and 2.

	For	Against	Abstain
1. **Approval of the Peck Share Issuance.** To vote on a proposal to approve the issuance of shares of Peck Common Stock, par value $0.0001 per share, to Sunworks stockholders in connection with the Merger contemplated by the Agreement and Plan of Merger, dated as of August 10, 2020 (as it may be amended from time to time, the "Merger Agreement"), by and among Peck, Peck Mercury, Inc. and Sunworks, Inc. (the "Peck Share Issuance Proposal"); and	☐	☐	☐
2. **Adjournment of the Peck Virtual Special Meeting.** To vote on a proposal to approve the adjournment of the Peck Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Peck Special Meeting to approve the Peck share issuance proposal (the "Peck Adjournment Proposal").	☐	☐	☐

NOTE: The Peck Company Holdings, Inc. will transact no other business at The Peck Company Holdings Virtual Special Meeting, except such business as may properly be brought before the Peck Virtual Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D25063-[TBD]

PRELIMINARY - SUBJECT TO COMPLETION

THE PECK COMPANY HOLDINGS, INC.
Special Meeting of Shareholders
[TBD] [TBD]
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) [TBD] and [TBD], or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of THE PECK COMPANY HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at [TBD] , EST on [TBD], virtually at www.virtualshareholdermeeting.com/PECK2020SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side